UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2018

Bioverativ Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37859	81-3461310
(Commission File Number)	(IRS Employer Identification No.)

225 Second Avenue, Waltham, Massachusetts 02451	Not Applicable
(Address of principal executive offices; Zip Code)	(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (781) 663-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 21, 2018, Bioverativ Inc. (the “Company” or “we”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sanofi (“Parent” or “Sanofi”), a French société anonyme, and Blink Acquisition Corp. (“Merger Sub”), a Delaware corporation and indirect wholly-owned subsidiary of Parent. The Boards of Directors of both the Company and Parent have unanimously approved the Merger Agreement.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) no later than 15 business days after the date of the Merger Agreement, to acquire all of the outstanding shares of common stock of the Company, par value $0.001 per share (the “Shares”), at a purchase price of $105.00 per Share in cash, net of applicable withholding taxes and without interest (the “Offer Price”).

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, including (i) that the number of Shares validly tendered and not withdrawn as of the expiration of the Offer, together with any Shares (if any) owned by Parent and its affiliates and excluding any Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” (as such term is defined in Section 251(h)(6)(f) of the Delaware General Corporate Law, as amended (“DGCL”)), represents at least a majority of the then outstanding Shares (the “Minimum Tender Condition”); (ii) (x) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (y) that all consents of, and/or filings with, any governmental authority of competent jurisdiction or pursuant to any antitrust laws have been obtained and are in full force and effect and any applicable waiting period has expired; (iii) the absence of any law or order prohibiting the consummation of the Offer or the Merger; (iv) the accuracy of the Company’s representations and warranties (subject to customary materiality qualifiers); (v) the Company’s performance in all material respects of its obligations under the Merger Agreement; (vi) the absence, since the date of the Merger Agreement, of any fact, circumstance, condition, event, change, development, occurrence, result or event which, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect (as defined in the Merger Agreement); and (vii) that the Company has received and delivered to Biogen and Parent a copy of the tax opinion required by the Letter Agreement (as defined below) and the requirement that the Company deliver such tax opinion pursuant to the Tax Matters Agreement (as defined below) shall have been satisfied pursuant to the Letter Agreement.

As soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of certain tender offer and other conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly-owned subsidiary of Parent (the “Surviving Corporation”). The Merger will be governed by Section 251(h) of the DGCL and effected without a vote of the Company stockholders. As a result of the Merger, each Share (other than any Shares (i) owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent immediately prior to the Effective Time (as defined below) (other than Shares tendered and accepted for payment by Merger Sub in connection with the Offer), (ii) owned by the Company or held in the Company’s treasury immediately prior to the Effective Time, (iii) owned by any direct or indirect wholly-owned Subsidiary of the Company immediately prior to the Effective Time or (iv) issued and outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand appraisal and who has properly exercised and perfected a demand for appraisal of such Shares in accordance with Section 262 of the DGCL and, as of the Effective Time, has neither effectively withdrawn nor lost such holder’s right to appraisal and payment under the DGCL with respect to such Shares) will (x) be converted automatically into the right to receive the Offer Price in cash, net of applicable withholding taxes and without interest and (y) cease to be outstanding and will automatically be cancelled and cease to exist and each holder of a certificate representing any such Shares will have only the right to receive the Offer Price in accordance with the Merger Agreement.

The Merger Agreement also provides that each Company stock option and Company restricted stock unit (collectively, the “Company Equity Awards”) that is outstanding as of immediately prior to the consummation of the Offer will accelerate and become fully vested and will be canceled and converted into the right to receive the Offer Price (less the applicable exercise price in the case of Company stock options) in cash (net of applicable withholding taxes and without interest) payable in respect of each Share subject to such Company Equity Award, except that the cash payment with respect to any Company restricted stock unit granted after the date of the Merger Agreement to employees who are not executive officers will not be vested, and instead will become vested and payable on December 31, 2018, subject to the employee’s continued employment with the Company or its affiliates, or upon any earlier termination without cause or constructive termination under the applicable severance plan. At or prior to the consummation of the Offer, the Company, our Board of Directors and the Compensation Committee of our Board of Directors, as applicable, are required to adopt resolutions and take any actions that are necessary to effectuate the provisions of the Merger Agreement with respect to the Company Equity Awards. In addition, pursuant to the Merger Agreement, the Company is required, among other things, to take all reasonable actions to terminate its 2017 Employee Stock Purchase Plan prior to the date that the Offer, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) close.

The Merger Agreement includes representations and warranties, and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Merger Agreement and the date on which the Merger becomes effective (the “Effective Time”), the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course, consistent with past practice, and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. Subject to the terms and conditions of the Merger Agreement, the Company has also agreed not to solicit or initiate discussions with any third party regarding acquisition proposals.

The Merger Agreement includes a remedy of specific performance for the Company, Parent and Merger Sub. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into a definitive agreement with respect to a “superior proposal”, the Company will be required to pay a termination fee of $326,000,000 (the “Termination Fee”). Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement and a determination by our Board of Directors that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties, payment of the Termination Fee by the Company and execution of a definitive agreement by the Company with such third party. A “superior proposal” is defined in the Merger Agreement as a bona fide written “acquisition proposal”, which generally means a proposal made by a third party to acquire (x) 50% of the outstanding equity interests of the Company or (y) assets of the Company and/or its subsidiaries representing at least 50% of the fair market value of the assets of the Company and its subsidiaries, taken as a whole, that the Board of Directors determines in its good faith judgment, (after consultation with its financial advisors and outside legal counsel) taking into account certain factors, is reasonably likely to be consummated in accordance with its terms and would, if consummated, result in a transaction that is more favorable to the Company’s stockholders from a financial point of view than the Transactions.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report and which is incorporated herein by reference. The Merger Agreement, and the foregoing description of the Merger Agreement, have been included to provide investors and our stockholders with information regarding the terms of the Merger. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances about the Company, Parent or Merger Sub at the time they were made or otherwise, and information in the Merger Agreement should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Letter Agreement

On January 21, 2018, Biogen Inc. (“Biogen”), Parent and the Company entered into a letter agreement (the “Letter Agreement”) in connection with the Merger, which, among other things, addresses aspects of that certain Tax Matters Agreement, dated as of January 31, 2017, by and between Biogen and the Company (the “Tax Matters Agreement”), which was previously filed as Exhibit 2.3 to our Current Report on Form 8-K filed on February 2, 2017.

The Tax Matters Agreement required that, prior to entering into certain significant transactions, the Company obtain a tax opinion, reasonably satisfactory to Biogen, addressing whether the transaction would result in taxes being imposed on Biogen.  In the Letter Agreement, Biogen acknowledged to Parent and the Company that, in connection with the execution of the Merger Agreement, Biogen received a copy of the opinion from the Company’s tax advisor, Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), based on, among other items, representation letters delivered by Parent and the Company, and agreed that the opinion met the standard required for such an opinion under the Tax Matters Agreement. Under the Letter Agreement, immediately prior to the closing of the Offer, Parent and the Company have agreed to again deliver representation letters with respect to certain tax matters to Paul Weiss. The Letter Agreement also provides that the Company will use its reasonable best efforts to cause Paul Weiss to deliver the tax opinion required by the Letter Agreement immediately prior to the closing of the Offer.  Biogen has agreed that the tax opinion delivered immediately prior to the closing of the Offer, if substantially the same as the tax opinion delivered in connection with the Merger Agreement, will satisfy the applicable standard under the Tax Matters Agreement.

Under the Letter Agreement, from and after the closing of the Offer, the Company agreed to continue to indemnify, and Parent agreed to guarantee the Company’s performance under such indemnity to, Biogen and each of its affiliates and each of their respective officers, directors and employees against certain tax-related losses resulting from the Transactions.

The Letter Agreement may be terminated (i) by mutual written consent of the Company, Biogen and Parent or (ii) by Parent or the Company upon termination of the Merger Agreement, in each case, subject to the terms of the Letter Agreement.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 22, 2018, the Company and Parent issued a joint press release announcing the proposed Transactions, a copy of which is attached as Exhibit 99.2 to this report.

The information in this Item 7.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Additional Information

The tender offer described in this Current Report on Form 8-K and documents attached hereto has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities by the Company. An offer to purchase shares of the Company’s common stock will only be made pursuant to an Offer to Purchase and related tender offer materials that Parent intends to file with the U.S. Securities and Exchange Commission (“SEC”). At the time the tender offer is commenced, Merger Sub and Parent will file a Tender Offer Statement on Schedule TO and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including the Offer to Purchase, a related Letter of Transmittal and other tender offer documents) and the Solicitation/Recommendation statement on Schedule 14d-9 will contain important information. The Company’s stockholders are urged to read these documents (including the Offer to Purchase and related Letter of Transmittal and certain other documents), and the Solicitation/Recommendation Statement, as may be amended from time to time, carefully when they become available because they will contain important information that they should consider before making any decision regarding tendering their shares of the Company’s common stock. In addition to the Solicitation/Recommendation Statement, the Company files annual, quarterly and special reports, proxy statements and other information with the SEC. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at www.bioverativ.com.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and documents attached hereto contain forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction and similar transactions; the prospective performance and outlook of the Company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the tender offer and the merger; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of the Company’s stockholders tendering their shares in the tender offer; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the tender offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require the Company to pay a termination fee or other expenses; (vii) the effect of this announcement or pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; and (x) other factors as set forth from time to time in the Company’s filings with the SEC, including its Form 10-K for the fiscal year ended December 31, 2016 and any subsequent quarterly reports on Form 10-Qs, current reports on Form 8-K, as well as the Tender Offer Statement on Schedule TO and other tender offer documents filed by Merger Sub and Parent. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are based on information currently available to the Company, and the Company expressly disclaims any intent or obligation to update, supplement or revise publicly these forward-looking statements except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of January 21, 2018, by and among Bioverativ Inc., Sanofi and Blink Acquisition Corp.

99.1	Letter Agreement, dated as of January 21, 2018, by and among Bioverativ Inc., Biogen Inc. and Sanofi.

99.2	Joint press release, dated January 22, 2018, issued by Bioverativ Inc. and Sanofi related to the proposed acquisition of Bioverativ Inc.

* Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVERATIV INC.

	By:	/s/ Andrea DiFabio
Andrea DiFabio
Executive Vice President, Chief Legal Officer

Date: January 22, 2018